EXHIBIT 3
NAVISTAR INTERNATIONAL CORPORATION
AND CONSOLIDATED SUBSIDIARIES
 ______________________________
ARTICLES OF INCORPORATION AND BY-LAWS
The following documents of Navistar International Corporation are incorporated herein by reference:

3.1
Restated Certificate of Incorporation of Navistar International Corporation effective July 1, 1993. Filed as Exhibit 3.2 to Annual Report on Form 10-K for the period ended October 31, 1993, which was dated and filed on January 27, 1994, and amended as of May 4, 1998. Commission File No. 001-9618.

3.2
Certificate of Amendment to Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware effective February 17, 2011. Filed as Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on February 17, 2011. Commission File No. 001-09618.

3.3
Certificate of Amendment to Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware effective February 21, 2012. Filed as Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on February 21, 2012. Commission File No. 001-09618.

3.4
Certificate of Retirement of Class B Common Stock of Navistar International Corporation, effective April 19, 2013. Filed as Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on April 22, 2013. Commission File No. 001-09618.

3.5
Third Amended and Restated By-Laws of Navistar International Corporation effective October 5, 2012. Filed as Exhibit 3.1 to Current Report on Form 8-K, which was dated and filed on October 10, 2012. Commission File No. 001-09618.

3.7
Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A filed with the Secretary of State for the State of Delaware on June 20, 2012 establishing the Series A Preferred Stock of Navistar International Corporation in accordance with the Restated Certificate of Incorporation of Navistar International Corporation. Filed as Exhibit 3.2 to Current Report on Form 8-K which was dated and filed on June 20, 2012. Commission File No. 001-09618.

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